EXHIBIT 23 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 22, 1999, included in this Form 10-K for the year ended December 31, 1998, into the Corporation's previously filed Registration Statements Nos. 33-60563 and 33-64217 on Form S-3 and 33-22581, as amended, 33-36303, 33-52715, 33-63554, 33-65383, 333-34147, 333-29137 and
33-11496 on Form S-8.





/s/Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Chicago, Illinois
February 26, 1999